LightPath Technologies Announces Quarterly Conference Call and Change in Date of 2009 Annual Meeting of Shareholders

ORLANDO, FL -- (Marketwire - August 17, 2009) - LightPath Technologies, Inc. (NASDAQ: LPTH) today announced that it has elected to change the date of its Annual Meeting of Shareholders, originally scheduled for October 2009. The new date of the Annual Meeting will be in February 2010 and the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and at any adjournment or postponement thereof, will be Mid December 2009.

LightPath will host a conference call on Thursday, September 24, 2009 at 4:00 p.m. Eastern Daylight Time to discuss the Company's financial and operational results for the Fourth Quarter 2009.

Conference Call Details
Date: Thursday, September 24, 2009
Time: 4:00 p.m. (EDT)
Dial-in Number: 1-877-407-0778
International Dial-in Number: 1-201-689-8565

It is recommended that participants phone-in approximately 5 to 10 minutes prior to the start of the 4:00 p.m. call. A replay of the conference call will be available approximately 3 hours after the completion of the call until September 30, 2009. To listen to the replay, dial 1-877-660-6853 if calling within the U.S. and 1-201-612-7415 if calling internationally and enter the account # 286 and the conference ID 331016.

The call is also being webcast and may be accessed at the call organizer website of PrecisionIR at www.precisionir.com.

About LightPath Technologies

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. LightPath has a strong patent portfolio that has been granted or licensed to us in these fields. LightPath common stock trades on the Nasdaq Capital Market under the stock symbol LPTH. For more information visit www.lightpath.com.

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

GRADIUM® is a registered trademark of LightPath Technologies

Contacts:
Dorothy Cipolla
CFO
LightPath Technologies, Inc.
Phone: +1-407-382-4003 x305
Email: rpini@lightpath.com
Internet:  www.lightpath.com